UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer of VisionWave IL Ltd.

On June 1, 2026, VisionWave IL Ltd. (“VisionWave IL”), a wholly-owned subsidiary of VisionWave Holdings, Inc. (the “Company”), entered into an Employment Agreement with Mr. Einav Eliraz pursuant to which Mr. Eliraz was appointed Chief Financial Officer (“CFO”) of VisionWave IL, effective June 1, 2026.

Mr. Eliraz is a certified public accountant and senior finance executive with more than twenty years of experience in public company accounting, SEC reporting, treasury management, mergers and acquisitions, internal controls, corporate finance, and multinational operations. Most recently, since 2024 to the present, he served as Global CFO of Raval ACS (TASE: RVL). Previously, he held senior finance positions with Nano Dimension Ltd. (NASDAQ: NNDM)(2022-2023), Cellebrite DI Ltd. (NASDAQ: CLBT)(2020-2022), Avgol Nonwovens Ltd. (TASE: AVGL)(2018-2020), Ophir Optronics/MKS Instruments (NASDAQ: MKSI)(2011-2018), PerfAction (2007-2011), and PricewaterhouseCoopers (2003-2006). Throughout his career, Mr. Eliraz has overseen large multinational finance organizations, SEC reporting functions, treasury operations, mergers and acquisitions, and Nasdaq public company compliance programs. He holds an MBA in Finance from the Hebrew University of Jerusalem, a B.A. in Accounting from Tel Aviv University, and is a Certified Public Accountant in Israel.

The Company expects Mr. Eliraz to play a significant role in the continued development and expansion of the VisionWave group. In addition to his responsibilities as Chief Financial Officer of VisionWave IL, Mr. Eliraz is expected to assist with the oversight of consolidated financial reporting, SEC compliance, financial planning and analysis, treasury management, mergers and acquisitions, integration of acquired businesses, internal controls, and strategic financial initiatives across the Company’s global operations. The Company believes that Mr. Eliraz’s extensive experience with Nasdaq-listed companies, SEC reporting, multinational consolidations, treasury management, and acquisition transactions will support the Company’s long-term growth strategy and public company objectives. In particular, the Company expects Mr. Eliraz to assist management in evaluating acquisition opportunities, conducting financial due diligence, integrating acquired businesses, establishing public-company financial controls, supporting capital markets initiatives, strengthening the Company’s financial reporting infrastructure, and assisting with the financial integration of current and future subsidiaries as the VisionWave group continues to expand its international operations.

Pursuant to the Employment Agreement, Mr. Eliraz will receive a gross monthly salary of NIS 50,000 and will be eligible for customary benefits under Israeli law, including pension, severance, study fund (keren hishtalmut), vacation, sick leave, mobile phone, laptop and other executive benefits. Mr. Eliraz will also be eligible to receive an annual performance bonus based on the achievement of revenue and operating performance objectives established by the Company.

In addition, subject to approval by the Company’s Board of Directors, Compensation Committee, stockholders if required, and any other approvals required under applicable law, Nasdaq rules and the Company’s equity incentive plan, Mr. Eliraz will be granted options to purchase 500,000 shares of the Company’s common stock. The exercise price of such options will be determined based upon the closing price of the Company’s common stock on the trading day immediately preceding the approval of the grant, unless otherwise determined by the Company’s authorized governing bodies. The options are expected to vest over a four-year period, with twenty-five percent (25%) vesting on the first anniversary of the grant date and the remaining seventy-five percent (75%) vesting in thirty-six equal monthly installments thereafter, subject to continued service and the terms of the applicable equity incentive plan and award agreement. The option grant described above is intended to be made under the Company’s Omnibus Equity Incentive Plan and is designed to align Mr. Eliraz’s interests with those of the Company’s stockholders. The Company believes that equity-based compensation is an important component of attracting and retaining highly qualified executive talent and incentivizing long-term value creation. The grant is subject to approval by the Company’s Board of Directors, Compensation Committee, and, if required, the stockholders of the Company, as well as compliance with applicable Nasdaq listing standards, securities laws, and the terms of the Company’s equity incentive plan.

Although Mr. Eliraz is employed by VisionWave IL Ltd., a wholly-owned subsidiary of the Company, the Company considers his appointment and compensation package material due to his anticipated role in supporting the financial, reporting, acquisition, integration, capital markets, and strategic initiatives of the VisionWave group and because a significant portion of his compensation consists of equity-based awards of the Company common stock.

The Compensation Committee and Board of Directors determined that the compensation package provided to Mr. Eliraz reflects his extensive executive-level experience in public company finance, SEC reporting, treasury management, corporate acquisitions, internal controls and multinational operations, as well as the significant responsibilities associated with supporting the Company’s anticipated growth, acquisition activities, integration of acquired businesses and ongoing public company reporting requirements.

The Employment Agreement provides for an initial commencement date of June 1, 2026. Either VisionWave IL or Mr. Eliraz may terminate the employment relationship upon prior written notice as provided in the Employment Agreement. Following the first year of employment, the agreement generally provides for ninety (90) days’ prior written notice of termination by either party.

There are no family relationships between Mr. Eliraz and any director or executive officer of the Company. There are no arrangements or understandings between Mr. Eliraz and any other person pursuant to which she was selected as an officer. There are no transactions involving Me. Eliraz requiring disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated June 1, 2026, by and between VisionWave IL Ltd. and Einav Eliraz
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2026

VISIONWAVE HOLDINGS, INC.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Chief Executive Officer